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                         THE ROBERT MONDAVI CORPORATION
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                           Robert Mondavi Corporation
                                 Employee Letter
                                 August 20, 2004


To:      All RMC Employees

From:    Greg Evans, President and CEO

Date:    August 20, 2004

Re:      Today's Announcement

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This afternoon Robert Mondavi Corporation announced several important developments and new practices that we will be adopting to enhance our best practices with respect to corporate governance. Corporate governance concerns the policies, accountability and direction of our organization by the Board and senior management. It enables us to make better and faster decisions, which contribute to a better overall organization and improved shareholder value. We are developing a MENU course that will be available shortly to provide you with detail on corporate governance at Robert Mondavi Corporation. In the meantime, the following memo provides context to help you understand what today's announcement means.

First, our Board of Directors has adopted and will recommend to shareholders a plan to recapitalize the company.

The best corporate governance practices adhere to the concept of a unified common stock whereby all shareholders have equal voting rights. Robert Mondavi Corporation currently has two different classes of stock, A and B, with one class that provides its shareholders -- which in this case is the Robert Mondavi family -- super-voting rights. By eliminating the dual class stock structure, every shareholder will be treated equally and will have one vote. This new structure is common among public companies and is in the best interest of all shareholders.

Second, the Robert Mondavi Corporation will reincorporate in the state of Delaware, subject to shareholder approval.

Reincorporating in Delaware makes good business sense for our company. Many publicly traded companies consider Delaware to be one of the best states in which to incorporate because of the state's modern corporate laws and its history of dealing with a range of corporate matters.



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Our reincorporation won't result in a change to our company's operations, the location of our employees or the way we do business. The stock will continue to trade on NASDAQ under the symbol MOND.

Third, the Board has authorized a plan for the Company to repurchase shares of stock on the open market. This plan does not impact operations.

Finally, we announced that two separate lines of business will be formed within the corporation -- one focused on the company's "lifestyle" wines, and the other on its "luxury" wines.

Let me begin by saying that the Board of Directors has not made any decisions with respect to the Company's "lifestyle" and "luxury" businesses other than to separate them. It is important for you to know that for the time being, there will be no change in your day-to-day responsibilities or the way we do business with our distributors or other business partners and you should continue to report just as you always have. We expect to have more information to share with you about this new organizational structure in the next 60 days.

With that said, I want to give you the context for this decision. The wine environment in which we operate is headed in a new direction and has become increasingly competitive. After serious analysis of the environment and our company's long term goals and prospects, we concluded the most logical and effective way to address our market is to recognize that it has separated into two distinct segments, each characterized by its own consumer behavior, which dictates different marketing and production imperatives and as a result, necessitate its own set of goals. We are positioning the Robert Mondavi Corporation for success by structuring it in a way that will allow us to better respond to the changing needs of our marketplace and better meet the demands of wine consumers.

Organizationally, we anticipate separating the Company along business lines:
"Lifestyle" (brands that sell for up to $15 per bottle at retail) and "Luxury" (brands that sell above $15 a bottle). By allocating resources for lifestyle brands luxury brands, we will be able to give greater focus to the different characteristics of these two brand segments and the organization will benefit from the resulting operational efficiencies we will be able to create from the new structure.

I am pleased to announce that Dennis Joyce will take responsibility for the Lifestyle business in his new role as its Chief Operating Officer. Until we transition into the new organizational structure, Dennis will continue to lead the marketing and sales organization. However, he will be working with leaders throughout the organization to develop plans for the Lifestyle business and provide you with more information as it becomes available in the coming weeks. A search is underway for a leader of the Luxury business.



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As I said before, in light of the changing marketplace, our Board and management are taking the necessary steps to position the organization for continued success.

We have a lot to look forward to and I appreciate your ongoing support and, above all, your outstanding commitment to enriching life through wine.


              Important Information For Investors And Shareholders


     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE
(707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.





     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.



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